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                                                                    Exhibit 23.1
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                        CONSENT OF INDEPENDENT REGISTERED
                             PUBLIC ACCOUNTING FIRM





We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 2-80041, 2-94701, 33-2517, 33-12762, 33-12763,
33-38145, 33-44693, 33-50598, 33-55092, 33-72160, 333-10553, 333-42163,
333-75269 and 333-64822) of Intermagnetics General Corporation of our report dated May 17, 2004 relating to the consolidated financial statements of MRI Devices Corporation as of and for the years ended December 31, 2003 and 2002, included in the Current Report (Form 8-K/A) of Intermagnetics General Corporation.



/s/ GRANT THORNTON LLP
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GRANT THORNTON LLP
Milwaukee, Wisconsin
September 29, 2004